EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-147507) pertaining to the Peabody Energy Corporation Amended and Restated Australian Employee Stock Purchase Plan of our report dated March 26, 2015, with respect to the financial statements of the Peabody Energy Corporation Amended and Restated Australian Employee Stock Purchase Plan included in this annual report (Form 11-K) for the years ended December 31, 2014 and 2013.

/s/ UHY LLP

St. Louis, Missouri
March 26, 2015